================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  Confidential, for Use of the
                                              Commission only (as permitted by
                                              Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               Egghead.com, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (4) Date Filed:

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Notes:

                          [LOGO OF EGGHEAD.COM, INC.]
                            22705 EAST MISSION AVE.
                        LIBERTY LAKE, WASHINGTON 99019

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         WEDNESDAY, SEPTEMBER 2, 1998

                               ----------------

  Notice is hereby given that the Annual Meeting of Shareholders of EGGHEAD.COM, INC. (the "Company") will be held at 10:00 a.m. local time on Wednesday, September 2, 1998, in the Columbian A Room of the Sheraton Portland Airport Hotel, 8235 N.E. Airport Way, Portland, Oregon. Free parking is available at the facility.

  In addition to hearing a report about the Company and having an opportunity to ask questions of general interest to shareholders, the meeting is called for the following purposes:

  1. To elect three Class I directors to the Company's Board of Directors to serve for three year terms; and

  2. To transact such other business as may properly come before the meeting.

  Shareholders of record on the books of the Company at the close of business on July 7, 1998, will be entitled to notice of and to vote at the meeting.

                                          By Order of the Board of Directors

                                          /s/ Brian W. Bender

                                          Brian W. Bender
                                          Secretary

Liberty Lake, Washington
July 30, 1998

                            YOUR VOTE IS IMPORTANT

                               ----------------

  Whether or not you plan to attend the meeting in person, please sign, date, mark, and return the accompanying proxy in the enclosed stamped and pre-addressed envelope. The giving of the proxy will not affect your right to vote at the meeting if the proxy is revoked in the manner described in the accompanying proxy statement.

                               EGGHEAD.COM, INC.
                            22705 EAST MISSION AVE.
                        LIBERTY LAKE, WASHINGTON 99019

                               ----------------

                                PROXY STATEMENT

                               ----------------

                         INFORMATION REGARDING PROXIES

  This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Egghead.com, Inc. (the "Company") for use at the 1998 Annual Meeting of Shareholders of the Company (the "1998 Annual Meeting"), and any adjournment thereof, to be held on Wednesday, September 2, 1998, at 10:00 a.m. local time, in the Columbian A Room at the Sheraton Portland Airport Hotel, 8235 N.E. Airport Way, Portland, Oregon. Only shareholders of record on the books of the Company at the close of business on July 7, 1998 (the "Record Date"), will be entitled to notice of and to vote at the 1998 Annual Meeting.

  It is anticipated that these proxy solicitation materials and a copy of the Company's 1998 Annual Report to Shareholders will be sent to shareholders of record on or about July 30, 1998.

  Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by (i) delivering written notice of revocation or another proxy dated as of a later date to Brian W. Bender, Secretary of the Company, or (ii) voting in person at the 1998 Annual Meeting.

                               VOTING SECURITIES

  The only voting securities of the Company are shares of its common stock, $0.01 par value per share (the "Common Stock"), each of which is entitled to one vote. At the Record Date, there were issued and outstanding 23,667,589 shares of Common Stock. The presence in person or by proxy of holders of record of a majority of the outstanding shares of Common Stock is required to constitute a quorum for the transaction of business at the 1998 Annual Meeting.

  Under Washington law and the Company's Articles of Incorporation, if a quorum is present, the nominees for director at the 1998 Annual Meeting who receive the greatest number of votes cast for the election of directors will be elected directors at the 1998 Annual Meeting. Shareholders do not have the right to cumulate their votes in the election of directors. In the election of directors, abstentions and broker nonvotes will have the practical effect of a vote withheld from that nominee.

                             ELECTION OF DIRECTORS

  The Company's Board of Directors (the "Board") is divided into three classes: Class I, Class II, and Class III. Each director serves for a term ending at the third annual meeting of shareholders following the annual meeting at which he or she was elected, except that any director appointed by the Board serves, subject to election by the shareholders at the next annual meeting after appointed, for a term ending at the annual meeting of shareholders at which the term of the class to which the director was appointed ends. Each director serves until his or her successor is elected and qualified or until his or her earlier death, resignation, or removal.

  Information is provided below with respect to the three nominees for Class I director, as well as those other directors whose terms will continue after the 1998 Annual Meeting. Unless otherwise instructed, the persons named in the accompanying proxy intend to vote shares represented by properly executed proxies FOR the three nominees to the Board named below. Although the Board anticipates that Mr. Gibson, Mr. Wall and Ms. White will be available to serve as directors of the Company, should any of them not accept the nomination, or otherwise be unwilling or unable to serve, it is intended that the proxies will be voted for the election of a substitute nominee or nominees designated by the Board.

NOMINEES FOR ELECTION

  CLASS I DIRECTORS (TERMS TO EXPIRE IN 2001)

  C. SCOTT GIBSON, age 46, has been nominated by the Board for election at the 1998 Annual Meeting as a Class I director of the Company. From March 1992 to the present, Mr. Gibson has served as a strategic advisor to eight high technology companies spanning computer hardware, enterprise software and the Internet. From 1983 to March 1992, Mr. Gibson served as the President and Chief Operating Officer of Sequent Computer Systems, a computer manufacturing company which he co-founded. He is a member of the Board of Directors of Radisys Corporation, Integrated Measurement Systems, Inc., TriQuint Semiconductor, Inc., Inference Corporation, and Adaptive Solution Corporation.

  ROBERT T. WALL, age 53, has been nominated by the Board for election at the 1998 Annual Meeting as a Class I director of the Company. Since June 1997 Mr. Wall has served as Chief Executive Officer of Clarity Wireless, Inc., a high speed wireless data communications company. From April 1994 until August 1997, Mr. Wall served as Chairman, President and Chief Executive Officer of Theatrix Interactive, Inc., a consumer educational software publisher. Mr. Wall also serves as President of On Point Developments, Inc., a venture management company which he founded in 1984. Mr. Wall is a director of Network Appliance, Inc., a network data server company.

  KAREN WHITE, age 36, has been nominated by the Board for election at the 1998 Annual Meeting as a Class I director. Since April 1998, Ms. White has served as the Senior Vice President, World Wide Business Development and Emerging Markets, for Oracle Corporation ("Oracle"), a software company that is currently the largest supplier of software for information management. Ms. White joined Oracle in July 1993 as Vice President of Strategy and in August 1994 she became Senior Vice President of Strategy & Planning. From February 1996 until June 1997, she also served as head of Strategic Marketing & Business Development for Oracle. From June 1997 to April 1998, she was the head of World Wide Marketing for Oracle. Prior to July 1993, Ms. White was Chief Executive Officer for EGIS Corporation, an international high technology consulting company.

CONTINUING BOARD MEMBERS

  CONTINUING CLASS II DIRECTORS (TERMS TO EXPIRE IN 1999)

  JONATHAN W. BRODEUR, age 38, has been a director of the Company since August 1997. Mr. Brodeur has served as a director and President of Surplus Software, Inc. ("Surplus Direct") since July 1995. From June 1993 to June 1995, Mr. Brodeur was the Chief Operating/Operations Improvement Officer for Connecticut Spring and Stamping, a high-precision manufacturing company. Mr. Brodeur served as Senior Manager at KPMG Peat Marwick LLP's National Consulting Practice from August 1988 to June 1993.

  MELVIN A. WILMORE, age 52, has been a director of the Company since July 1996. Mr. Wilmore has been a director and President since March 1993, and Chief Operating Officer since December 1991, of Ross Stores, Inc., which operates a nationwide chain of retail off-price apparel stores. From October 1989 to December 1991, Mr. Wilmore was President and Chief Executive Officer of Live Specialty Retail, a division of LIVE Entertainment, Inc., which operates a chain of prerecorded software home entertainment stores. He also serves as a director of Hechinger Company.

  CONTINUING CLASS III DIRECTORS (TERMS TO EXPIRE IN 2000)

  GREGORY J. BOUDREAU, age 35, has been a director of the Company since August 1997. Mr. Brodeur is one of the founders of Surplus Direct and has served as its Chief Executive Officer, Secretary, and a director since its inception in June 1992. From October 1985 to June 1992, Mr. Boudreau owned and operated Software Wholesalers, a liquidation oriented wholesaler of computer products.

  GEORGE P. ORBAN, age 52, has been a director of the Company since November 1985. Mr. Orban has served as Chairman of the Board of the Company since May 1996 and as the Company's Chief Executive Officer since January 1997. Mr. Orban is Managing Partner of Orban Partners, a private investment company, and a director and cofounder of Ross Stores, Inc. Mr. Orban is a former director of Surplus Direct.

  ERIC P. ROBISON, age 38, has been a director of the Company since July 1996. Since January 1994, Mr. Robison has been a Business Development Associate for Vulcan Ventures Inc., a venture capital firm wholly owned by Paul G. Allen, where Mr. Robison is responsible for providing strategic business consultation to the companies controlled by Mr. Allen. From January 1992 to December 1993, Mr. Robison served as Vice President of The Stanton Robison Group, Inc., a business development, marketing and advertising consulting firm which he cofounded. He also serves as a director of ARI Network Services, Inc. and C/NET, Inc.

CURRENT DIRECTORS WITH TERMS EXPIRING AT 1998 ANNUAL MEETING

  RICHARD P. COOLEY, age 74, currently serves as a Class I director and will be retiring from service on the Board on September 2, 1998, the date of the 1998 Annual Meeting, concurrent with the expiration of his three-year term. Mr. Cooley has been a Director of the Company since September 1992 and served as Chairman of the Board from February 1993 to June 1993. Mr. Cooley was Chairman of Seattle-First National Bank ("Seafirst Bank") from January 1983 to December 1990, was Chairman of the Executive Committee of Seafirst Bank from January 1991 to March 1994, and was named Honorary Director of Seafirst Bank in April 1994. Mr. Cooley also serves as a director of Ackerly Communications, Inc.

  SAMUEL N. STROUM, age 77, currently serves as a Class I director and will be retiring from service on the Board on September 2, 1998, the date of the 1998 Annual Meeting, concurrent with the expiration of his three-year term. Mr. Stroum has been a Director of the Company since June 1984. He is the principal of Samuel Stroum Enterprises, a private investment company, and Chairman of the Board of MACS Air, Inc., an air charter company. From 1975 to April 1991, Mr. Stroum served as a director of Seafirst Bank and Seafirst Corporation. Mr. Stroum also served on the Executive Committee of Seafirst Corporation and was Chairman of its Organization Committee. He is the senior Regent and a past President of the Board of Regents of the University of Washington.

BOARD AND COMMITTEE MEETINGS

  The Board held nine meetings during the Company's 1998 fiscal year, which ended on March 28, 1998.

  The Board's Audit Committee met once during fiscal year 1998. The Committee consists of two non-employee directors who are currently Mr. Robison and Mr. Cooley (Chairman). The Committee's function is to (i) recommend to the Board the independent auditors to be retained by the Company; (ii) review the scope of proposed audits and audit procedures with the independent auditors and financial management of the Company; (iii) report to the Board the results of audits and submit appropriate recommendations; (iv) review the adequacy of the Company's internal accounting, financial, and operating controls; (v) review the Company's reporting obligations and proposed audit plans; and (vi) review the Company's financial statements and procedures to ensure compliance with applicable financial reporting requirements.

  The Board's Compensation Committee held three meetings during fiscal year 1998. The Committee consists of two non-employee directors who are currently Messrs. Cooley and Stroum (Chairman). The function of the Compensation Committee is to (i) consider and make recommendations to the Board on salaries, bonuses, and other forms of compensation for the Company's five most highly compensated executive officers; (ii) establish salaries, bonuses, and other forms of compensation for the Company's other officers and employees; and (iii) administer the Company's stock option plans, including granting stock options to employees thereunder, and reviewing management recommendations for granting stock options and any proposed plans or practices of the Company relating to compensation of its employees and directors.

  The Board's Nominating Committee met once during fiscal year 1998. The Committee consists of the four non-employee directors who are currently Messrs. Cooley, Stroum, Robison and Wilmore (Chairman). The Committee's function is to recommend nominees for election as directors at annual meetings of shareholders and to fill vacancies on the Board between annual meetings. The Nominating Committee will consider written proposals from shareholders for nominees for directors to be elected at the 1999 Annual Meeting of Shareholders which are submitted to the Secretary of the Company by April 8, 1999.

  Each director attended at least 75% of all meetings of the Board and committees of the Board to which he was assigned that were held during fiscal year 1998.

NONEMPLOYEE DIRECTORS' COMPENSATION

  Directors who are not also employees of the Company are compensated at the rate of $25,000 per annum. In addition, nonemployee directors receive $1,000 for each Board meeting attended and $1,000 for each Board committee meeting attended, provided that such committee meeting is not held in conjunction with a Board meeting. Nonemployee directors are also reimbursed for actual travel and out-of-pocket expenses incurred in connection with Board membership.

  In addition, each nonemployee director is granted an option to purchase 22,500 shares of Common Stock upon his or her initial election to the Board at an annual shareholders meeting, subject to three-year vesting in annual increments of one-third. Any non-employee director who is initially elected or appointed other than at an annual shareholders meeting is granted an option to purchase up to 7,500 shares of Common Stock, prorated for the number of months between the date of grant and the next annual shareholders meeting thereafter, subject to vesting in full on the date of such meeting. All of the current nonemployee directors were granted a new option to purchase an additional 22,500 shares of Common Stock on the day after the 1996 Annual Shareholders' Meeting, two-thirds of which will be vested immediately after the 1998 Annual Meeting.

                   EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

  BRIAN W. BENDER, age 49, joined the Company initially in May 1995, and served as Chief Financial Officer, Vice President and Secretary until his resignation from the Company in May 1996. Mr. Bender rejoined the Company in November 1996 and since that time has served as Chief Financial Officer, Vice President and Secretary. From May 1996 to November 1996, Mr. Bender served as Senior Vice President and Chief Financial Officer of Proffitts, Inc., an operator of department stores. From May 1993 to May 1995, Mr. Bender served as Senior Vice President, Controller and Assistant Treasurer of Younkers, Inc., a department store chain.

  TOMMY E. COLLINS, age 41, joined the Company in July 1995. He served as Director of Management Information Systems ("MIS") until May 1996 when he was promoted to Vice President of MIS. He currently serves as Vice President and, subsequent to April 1998, also as Chief Technology Officer. From August 1990 to July 1995, Mr. Collins served as Director of Corporate Information Services at Key Tronic Corporation, an independent computer peripheral manufacturing company.

  NORMAN F. HULLINGER, age 38, joined the Company in September 1996. He served as Vice President of Store Operations from September 1996 to April 1998. Since April 1998 he has served as Vice President of Sales and Operations. From January 1993 to September 1996, he was Vice-President of Store Operations, Distribution and Real Estate at California-based Aaron Brothers, Inc., a retail art supply chain and wholly owned subsidiary of Michaels Stores Inc., a crafts and art supply chain.

  JAMES F. KALASKY, age 48, joined the Company in July 1995. He served as Merchandising Manager from July 1995 to May 1996, and as Vice President of Merchandising from May 1996 to April 1998. Since April 1998 he has served as Vice President of Merchandising and Advertising. From November 1994 to July 1995, Mr. Kalasky was Director of Merchandising at Damark International, a membership-driven consumer direct-marketing company, and from April 1992 to November 1994, Vice President of Merchandising at Best Buy Co., Inc., a consumer electronics retail chain.

                            COMMON STOCK OWNERSHIP
                  OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of July 7, 1998 by: (i) each person known by the Company to own beneficially 5% or more of the Company's outstanding Common Stock; (ii) each director and nominee for director, (iii) each executive officer of the Company for whom information is given in the Summary Compensation Table in this Proxy Statement; and (iv) all directors, nominees, and executive officers of the Company as a group.

                                                        SHARES OF
                                             EGGHEAD.COM, INC. COMMON STOCK
                                         ---------------------------------------
                                           NUMBER OF SHARES    PERCENT OF SHARES
                                         BENEFICIALLY OWNED(1)    OUTSTANDING
                                         --------------------- -----------------
GREATER THAN 5% SHAREHOLDERS
Morgan Stanley, Dean Witter, Discover &
 Co.(2)(3).............................        2,374,406             10.0%
 1585 Broadway
 New York NY 10036
Vulcan Ventures, Inc.(4)...............        1,368,934              5.8%
 110 - 110th Ave. N.E., #550
 Bellevue, Washington 98004
EXECUTIVE OFFICERS
Brian W. Bender(5).....................           65,000                *
Tommy E. Collins(6)....................           67,222                *
James F. Kalasky(7)....................           65,000                *
George P. Orban(8).....................        1,221,494              5.0%
 22705 East Mission Ave.
 Liberty Lake, WA 99019
Norman F. Hullinger(9).................           45,000                *
DIRECTORS AND NOMINEES
Gregory J. Boudreau....................        1,475,824              6.2%
 489 N. 8th Street
 Hood River, OR 97031
Jonathan W. Brodeur(10)................          227,252                *
Richard P. Cooley(11)..................           45,000                *
C. Scott Gibson .......................           --                  --
Eric P. Robison(12)....................            8,750                *
Samuel N. Stroum(13)...................          195,096                *
Robert T. Wall.........................           --                  --
Karen White............................           --                  --
Melvin A. Wilmore(14)..................           16,250                *
Directors and executive officers as a
 group (11 persons)(15)................        3,431,888             14.3%

---------------------
  * Less than one percent.

            [Footnotes to this table appear on the following page.]

 (1) The persons named in the above table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, except as otherwise described in these footnotes.

 (2) Deemed beneficial owner of the shares of Common Stock by virtue of the direct or indirect investment and/or voting discretion possessed by such person pursuant to the provisions of investment advisory agreements with clients or other fiduciary arrangements such as partnership agreements.

 (3) Based on Schedule 13G filed February 12, 1998, with the Securities and Exchange Commission (the "Commission"). Morgan Stanley Asset Management Ltd. ("MSAM"), a wholly-owned subsidiary of Morgan Stanley, Dean Witter, Discover & Co. ("MSDWD"), manages accounts that have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of such securities; no such account holds more than 5% of the class. MSDWD has shared voting power for 2,264,406 shares and shared dispositive power for 2,374,406 shares. MSAM has shared voting power for 2,115,823 shares and shared dispositive power for 2,225,823 shares

 (4) Based on Amendment No. 3 to Schedule 13D dated February 4, 1998 as filed with the Commission. Vulcan Ventures, Inc. is a private venture capital firm of which Paul Allen, former director of the Company, is President and sole shareholder.

 (5) Represents 5,000 shares held directly by Mr. Bender and 60,000 shares subject to options that are exercisable currently or within 60 days of July 7, 1998.

 (6) Represents 9,722 shares held directly by Mr. Collins and 57,500 shares subject to options that are exercisable currently or within 60 days of July 7, 1998.

 (7) Represents 5,000 shares held directly by Mr. Kalasky and 60,000 shares subject to options that are exercisable currently or within 60 days of July 7, 1998.

 (8) Represents 84,000 shares held by Orban Partners, a general partnership of which Mr. Orban is Managing Partner, 107,494 shares held by Mr. Orban and 1,030,000 shares subject to options that are exercisable currently or within 60 days of July 7, 1998. Mr. Orban is a director in addition to being a named executive officer.

 (9) Represents 5,000 shares held directly by Mr. Hullinger and 40,000 shares subject to options that are exercisable currently or within 60 days of July 7, 1998.

(10) Represents 208,614 shares held directly by Mr. Brodeur and 18,638 shares held in trusts for the benefit of Mr. Brodeur's children. Mr. Brodeur disclaims beneficial ownership of the 18,638 shares held in such trusts.

(11) Represents 45,000 shares subject to options held by Mr. Cooley that are exercisable currently or within 60 days of July 7, 1998.

(12) Represents 8,750 shares subject to options held by Mr. Robison that are exercisable currently or within 60 days of July 7, 1998.

(13) Represents 150,002 shares held directly by Mr. Stroum, 94 shares as to which Mr. Stroum shares voting and investment power with his spouse and 45,000 shares subject to options held by Mr. Stroum that are exercisable currently or within 60 days of July 7, 1998.

(14) Represents 16,250 shares subject to options held by Mr. Wilmore that are exercisable currently or within 60 days of July 7, 1998.

(15) Includes 1,362,500 shares subject to options held by such directors and executive officers that are exercisable currently or within 60 days of July 7, 1998.

                            EXECUTIVE COMPENSATION

ANNUAL AND LONG TERM COMPENSATION

  The following table sets forth annual and long-term compensation for services rendered during fiscal years 1998, 1997, and 1996, by George P. Orban, the Company's Chief Executive Officer, and the other four most highly compensated executive officers of the Company (collectively, the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                                                LONG TERM
                                                               COMPENSATION
                                    ANNUAL COMPENSATION           AWARDS
                                ------------------------------ ------------
                                                  OTHER ANNUAL  SECURITIES     ALL OTHER
NAME AND PRINCIPAL       FISCAL SALARY  BONUS     COMPENSATION  UNDERLYING    COMPENSATION
POSITION                  YEAR  ($)(1)   ($)          ($)      OPTIONS (#)        ($)
------------------       ------ ------- ------    ------------ ------------   ------------
George P. Orban(2)......  1998  300,000      0          0               0           300
 Chief Executive Officer  1997   35,766      0          0       1,022,500       220,000
Brian W. Bender(3)......  1998  225,000 37,500(4)       0          80,000(5)     26,097
 Vice President, Chief    1997  117,705      0          0          40,000        33,950
 Financial Officer        1996  196,442 30,080          0          45,000(6)     49,703
 and Secretary
Norman F. Hullinger(7)..  1998  155,000 37,500(4)       0          80,000(5)     24,002
 Vice President, Sales
  and                     1997   86,442      0          0          40,000        11,588
 Operations
Tommy E. Collins(8).....  1998  148,846 37,500(4)       0          80,000(9)        216
 Chief Technology
  Officer...............  1997  132,692 20,000          0          30,000         2,843
James F. Kalasky(10)....  1998  170,000 37,500(4)       0          80,000(5)        200
 Vice President of        1997  150,769  5,000          0          30,000         3,088
 Merchandising &
  Advertising

---------------------
 (1) Fiscal 1998, 1997 and 1996 each had 52 weeks.

 (2) Mr. Orban commenced employment as the Chief Executive Officer of the Company in January 1997. Salary shown for fiscal year 1997 is for a partial fiscal year's employment. All Other Compensation for fiscal year 1998 represents amounts paid for Mr. Orban's relocation costs associated with the reorganization of some of the Company's offices to Portland, Oregon and for fiscal year 1997 represents consulting fees paid to Retail Enterprises, Inc., a firm wholly-owned by Mr. Orban.

 (3) Mr. Bender joined the Company initially in May 1995, resigning in May 1996 and rejoining in November 1996. The salary shown for each of fiscal years 1997 and 1996 is for a partial fiscal year's employment. All Other Compensation for fiscal year 1998 represents amounts paid for Mr. Bender's relocation costs associated with his re-employment with the Company ($25,996) and premiums paid by the Company on a split dollar life insurance policy ($101). All Other Compensation for fiscal year 1997 and 1996 represents amounts paid for Mr. Bender's relocation costs associated with his re-employment and initial employment, respectively, with the Company.

 (4) Represents the fair market value, on the date of grant, of 5,000 shares of the Company's Common Stock granted to this executive officer, effective June 5, 1998. See "EXECUTIVE COMPENSATION--Board Compensation Committee Report on Executive Compensation."

 (5) Options granted in fiscal year 1998 represent an option for 40,000 shares granted in connection with the repricing in exchange for an option for 40,000 shares originally granted in fiscal year 1997 that were canceled in connection with the repricing, and an additional option for 40,000 shares granted in fiscal year 1998. See "EXECUTIVE COMPENSATION--Report on Option Repricing."

 (6) These stock options expired pursuant to Mr. Bender's resignation from the Company in May 1996.

 (7) All Other Compensation for fiscal 1998 represents premiums in the amount of $214 paid by the Company on a split dollar life insurance policy and the amount of $23,788 paid for Mr. Hullinger's relocation costs associated with the reorganization of some of the Company's offices to Portland, Oregon. Mr. Hullinger's salary shown for fiscal year 1997 represents a partial year's employment. All Other Compensation for fiscal year 1997 represents amounts paid for Mr. Hullinger's relocation costs associated with his initial employment with the Company. Mr. Hullinger's employment with the Company commenced in September 1996.

 (8) All Other Compensation for fiscal 1998 represents premiums paid by the Company on a split dollar life insurance policy. The bonus paid in fiscal 1997 relates to the completion of the sale of the Company's Corporate, Government and Education ("CGE") Division. All Other Compensation for fiscal 1997 represents Company matching contributions under the Company's 401(k) savings plan. Mr. Collins was not an executive officer in fiscal 1996.

 (9) Options granted in fiscal year 1998 represent an option for 35,000 shares granted in connection with the repricing in exchange for options for 30,000 shares originally granted in fiscal year 1997 and for 5,000 shares originally granted in fiscal year 1996 that were canceled in connection with the repricing, and an additional option for 45,000 shares granted in fiscal year 1998. See "EXECUTIVE COMPENSATION--Report on
     Option Repricing."

(10) All Other Compensation for fiscal 1998 represents premiums paid by the Company on a split dollar life insurance policy. The bonus paid in fiscal 1997 relates to the completion of the sale of the Company's CGE Division. All Other Compensation for fiscal 1997 represents Company matching contributions under the Company's 401(k) savings plan. Mr. Kalasky was not an executive officer in fiscal 1996.

OPTION GRANTS IN FISCAL YEAR 1998

  The following table sets forth stock option grants made during the fiscal year ended March 28, 1998, to the Company's Chief Executive Officer, and the other Named Executive Officers, pursuant to the Company's Amended 1993 Employee Stock Option Plan.

                       OPTION GRANTS IN FISCAL YEAR 1998

                                                                                            POTENTIAL
                                                                                           REALIZABLE
                                               INDIVIDUAL GRANTS                              VALUE
                         ---------------------------------------------------------------   AT ASSUMED
                                               PERCENT OF                                ANNUAL RATES OF
                         NUMBER OF               TOTAL                FAIR                 STOCK PRICE
                         SECURITIES             OPTIONS              MARKET               APPRECIATION
                         UNDERLYING            GRANTED TO           VALUE ON             FOR OPTION TERM
                          OPTIONS     VESTING  EMPLOYEES  EXERCISE   DATE OF             ---------------
                          GRANTED    REFERENCE IN FISCAL    PRICE     GRANT   EXPIRATION   5%      10%
NAME:                      (#)(1)      DATE       YEAR    ($/SHARE) ($/SHARE)    DATE    ($)(2)  ($)(2)
-----                    ----------  --------- ---------- --------- --------- ---------- ------- -------
George P. Orban(3)......      -0-         --       --         --        --          --       --      --
Brian W. Bender.........   40,000(4) 11/29/96     2.81%    4.3750    3.8750    11/29/06   77,480 227,030
                           40,000    05/01/97     2.81%    4.8125    4.8125    05/01/07  121,063 306,796
Tommy E. Collins........    5,000(4) 06/07/95     0.35%    4.3750    3.8750    06/07/05    9,685  28,379
                           30,000(4) 05/03/96     2.11%    4.3750    3.8750    05/03/06   58,110 170,273
                           45,000    05/01/97     3.16%    4.8125    4.8125    05/01/07  136,195 345,145
Norman F. Hullinger.....   40,000(4) 09/03/96     2.81%    4.3750    3.8750    09/03/06   77,480 227,030
                           40,000    05/01/97     2.81%    4.8125    4.8125    05/01/07  121,063 306,796
James F. Kalasky........   10,000(4) 08/07/95     0.70%    4.3750    3.8750    08/07/05   19,370  56,758
                           30,000(4) 05/03/96     2.11%    4.3750    3.8750    05/03/06   58,110 170,273
                           40,000    05/01/97     2.81%    4.8125    4.8125    05/01/07  121,062 306,796

---------------------
            [Footnotes to this table appear on the following page.]

(1) Except as otherwise noted in footnote (4) below, the options shown in the above table are nonqualified options, have a 10-year term from the date of grant and vest over a three-year period with the following vesting schedule: one-sixth on the first anniversary of grant; one-third on the second anniversary of grant; and one-half on the third anniversary of grant. The Vesting Reference Date is the date of grant, except that for a repriced option the Vesting Reference Date is the date of grant of the original, underwater option for which the repriced option was exchanged. Upon the occurrence of certain business combinations, the exercisability of the options would be accelerated unless the options are assumed by the surviving or acquiring corporation.

(2) Represent amounts that may be realized upon exercise of the options immediately prior to their expiration assuming the specified compounded rates of appreciation on the base price (5% and 10%) of the Common Stock over the option terms. The 5% and 10% amounts are calculated based on rules required by the Commission and do not reflect the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises depend on the timing of such exercises, the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the rates of appreciation assumed in these columns can be achieved or that the amounts reflected will be received by the individuals.

(3) Mr. Orban's options were not included in the repricing program and he was not granted any new options during fiscal year 1998.

(4) These options were granted in fiscal year 1998 under the Company's repricing program which allowed employees to exchange underwater options for options with the exercise price shown under the column "Exercise Price". Each of these new options has a term ending on the tenth anniversary of the date of issuance of the option for which it was exchanged, and vests in accordance with the vesting schedule applicable to the option for which it was exchanged, except that the terms of the repricing program required that each repriced option generally was not permitted to be exercised during a one year "blackout" period following April 23, 1997, irrespective of vesting. The repriced options vest according to the following schedule: one-sixth on the first anniversary of the Vesting Reference Date; one-third on the second anniversary of the Vesting Reference Date; and one-half on the third anniversary of the Vesting Reference Date.

OPTION EXERCISES IN FISCAL YEAR 1998 AND FISCAL YEAR-END OPTION VALUES

  The following table sets forth information with respect to stock option grants made under the Company's stock option plans to the Chief Executive Officer and the other Named Executive Officers, including (i) the number of shares of Common Stock purchased upon exercise of options in fiscal year 1998;
(ii) the net value realized upon such exercise; (iii) the number of unexercised options outstanding at March 28, 1998; and (iv) the value of unexercised in-the-money options at March 28, 1998.

                  AGGREGATED OPTION EXERCISES IN FISCAL 1998
                                      AND
                         FISCAL YEAR-END OPTION VALUES

                                             NUMBER OF SECURITIES
                          SHARES            UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                         ACQUIRED              OPTIONS AT FISCAL      IN-THE-MONEY OPTIONS AT
                            ON     VALUE          YEAR END(#)            FISCAL YEAR END(1)
                         EXERCISE REALIZED ------------------------- -------------------------
NAME                       (#)      ($)    EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----                     -------- -------- ----------- ------------- ----------- -------------
George P. Orban.........   -0-      -0-      853,600      191,400    $4,120,079    $937,538
Brian W. Bender.........   -0-      -0-       20,000       60,000       118,750     338,750
Tommy E. Collins........   -0-      -0-        7,501       72,499        44,538     410,776
Norman F. Hullinger.....   -0-      -0-        6,668       73,332        39,592     417,909
James F. Kalasky........   -0-      -0-       10,001       69,999        59,381     398,120

---------------------
(1) Values are based on the difference between the option exercise price and the fair market value on March 28, 1998 ($7.50 per share as quoted on the Nasdaq Stock Market), multiplied by the respective number of shares exercisable or unexercisable.

TEN-YEAR OPTION/SAR REPRICINGS

  The following table provides information on repricing of options held by the Named Executive Officers during fiscal year 1998. Other than pursuant to the repricing program implemented in April 1997, the Company has not repriced any stock options during the past ten years.

                        TEN-YEAR OPTION/SAR REPRICINGS

                                                MARKET
                                   NUMBER OF   PRICE OF  EXERCISE
                                  SECURITIES   STOCK AT  PRICE AT                   LENGTH OF
                                  UNDERLYING    TIME OF   TIME OF  NEW EXERCISE  ORIGINAL OPTION
                                 OPTIONS/SAR'S REPRICING REPRICING    PRICE     TERM REMAINING AT
NAME                      DATE   REPRICED (#)  ($/SHARE) ($/SHARE) ($/SHARE)(1) DATE OF REPRICING
----                     ------- ------------- --------- --------- ------------ -----------------
George Orban(2).........     --        -0-         -0-        -0-       -0-                   --
Brian W. Bender......... 4/23/97    40,000       3.875     6.1875     4.375     9 years, 222 days
Tommy E. Collins........ 4/23/97     5,000       3.875    13.5000     4.375     8 years,  47 days
                         4/23/97    30,000       3.875    10.9375     4.375     9 years,  12 days
Norman F. Hullinger..... 4/23/97    40,000       3.875     5.8750     4.375     9 years, 135 days
James F. Kalasky........ 4/23/97    10,000       3.875    12.0000     4.375     8 years, 108 days
                         4/23/97    30,000       3.875    10.9375     4.375     9 years,  12 days

---------------------
(1) The Compensation Committee approved an option repricing program for employees of the Company other than executive officers and certain individuals on April 4, 1997, pursuant to which such employees were allowed to exchange options with exercise prices in excess of the then current fair market value of the Common Stock for new options having exercise prices equal to the then current fair market value of the Common Stock, $4.375 per share. On April 23, 1997, the Compensation Committee approved the option repricing program for executive officers and certain other individuals (excluding Mr. Orban). The repriced options were granted to the Named Executive Officers with an exercise price of $4.375 per share, which exceeded the fair market value of the Common Stock on the grant date, to cause the exercise price of the repriced options granted to the Named Executive Officer to be equivalent to, and not more favorable than, the exercise price of the repriced options granted to employees on April 4, 1998.

(2) Mr. Orban's stock options were not repriced.

REPORT ON OPTION REPRICING

  On April 4, 1997, the Compensation Committee of the Board of Directors approved a plan pursuant to which employees (other than executive officers and certain other individuals) were allowed to exchange options with exercise prices in excess of the then current fair market value of the Common Stock for new options having exercise prices equal to the then current fair market value of the Common Stock, $4.375 per share. On April 23, 1997, the Compensation Committee approved a similar plan for executive officers and certain other individuals (other than the Chief Executive Officer) pursuant to which such persons were allowed to exchange options with exercise prices in excess of the then current fair market value per share of the Common Stock for new options with an exercise price per share of $4.375, which exceeded the fair market value per share of the Common Stock on the grant date and which was selected in order to cause the exercise price of the repriced options granted to such persons to be equivalent to, and not more favorable than, the exercise price of the repriced options granted to employees on April 4, 1997.

  The Compensation Committee believes that stock options are a significant factor in the Company's ability to retain and provide incentives for employees and executives. The Compensation Committee further believes that, at their original exercise prices, the disparity between the exercise price of these options and the market prices for the Common Stock at the time the repricing plan was implemented did not provide meaningful incentives to the employees and executives holding the options. The Compensation Committee also believes that the repricing plan benefits the Company's shareholders by strengthening the Company's ability to retain experienced and productive employees and executives, improving the morale of employees and executives and creating greater incentives for employees and executives to improve the Company's financial performance.

                                          COMPENSATION COMMITTEE
                                          Richard P. Cooley
                                          Samuel N. Stroum, Chairman

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  Overview and Philosophy. The Compensation Committee of the Board (the "Committee") is responsible for recommending to the Board compensation for the Company's five highest-compensated executive officers, including the Company's Chief Executive Officer, and for reviewing and approving compensation recommendations made by the Chief Executive Officer for the other executive officers. The Committee is also responsible for administering all of the Company's compensation programs.

  The Committee's goal is to provide compensation that is fair and competitive and that will reward sustained high performance. The Committee also believes that executives should have the opportunity for a significant portion of their compensation to be "at risk" in the form of incentive compensation. The Company's executive compensation packages generally consist of base salary and long-term incentive compensation in the form of stock options, and may, from time to time, include incentive compensation in the form of bonuses. The Committee also administers and reviews employment agreements between the Company and its executives.

  Compensation payments in excess of $1 million to the Chief Executive Officer or other Named Executive Officers are subject to a limitation on deductibility for the Company under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Certain performance-based compensation is not subject to the limitation on deductibility. The Compensation Committee does not expect cash compensation in 1998 to its Chief Executive Officer or any other executive officer to materially exceed $1 million. The Company's Amended 1993 Stock Option Plan is designed to qualify for the performance-based exception to the $1 million limitation on deductibility of compensation payments.

  Base Salary. In determining the base salary for a particular executive within the salary range for his or her position, the Committee initially takes into account the salary necessary to encourage the executive to join the Company in lieu of pursuing other employment opportunities. In later years, the Committee considers the amount budgeted by the Board for salary increases, the executive's level of responsibility, prior experience, breadth of knowledge and job performance, and the amount of increase necessary to retain the executive. The Company does not have a target range for base salaries for executive officers.

  Annual Incentive Compensation. In fiscal year 1998, cash bonuses for executives were considered at the end of the fiscal year by the Committee in consultation with certain members of Company management. Such consultation took into consideration the Company's financial performance, including the Company's earnings per share, and the Company's restructuring and reorganization. The Committee recognized the extraordinary efforts of the executives with respect to the restructuring and reorganization of the Company but desired to conserve the Company's cash for the development and expansion of its Internet business. Therefore, in order to facilitate retention of the key executives, reward the key executives for their efforts in connection with the transition to Internet retailing and motivate them to continue such efforts, the Committee recommended that the Board grant, and the Board granted, 5,000 shares of the Company's Common Stock to each of the four Named Executive Officers, Brian W. Bender, Tommy E. Collins, James F. Kalasky, Norman F. Hullinger, and to the President of Surplus Direct, Jonathan W. Brodeur.

  Long-Term Incentive Compensation. The primary objective of the Company's stock option program is to provide incentives tied to the performance of the Company as measured by stock price appreciation. The Committee believes that the Company's stock option program better aligns the interests of the Company's executives with those of its shareholders. The Committee generally has granted stock options with an exercise price equal to the fair market value of the Common Stock on the date of grant and a three year vesting schedule for options granted prior to October 1997, and a four year vesting schedule for options granted subsequent to October 1997.

  In granting options, the Committee considers the amount and value of options currently held, but does not have a target ownership level for Common Stock holdings for executives. In fiscal year 1998, the Committee granted options to purchase 1,423,014 shares of Common Stock, of which options to purchase 380,000 shares were granted to executive officers, four of which are Named Executive Officers, and the remaining 1,043,014 were granted to a broad range of employees, generally fixed by salary grade. Within the group of executive officers (other than the Chief Executive Officer), the exact number of shares subject to options was recommended to the Committee by the Chief Executive Officer. Of the total options granted in fiscal year 1998, options for a total of 465,014 shares were granted in connection with the repricing. See "EXECUTIVE COMPENSATION-- Report on Option Repricing".


  Chief Executive Officer Compensation. Mr. Orban was elected Chairman of the Company in May 1996 and Chief Executive Officer of the Company in January 1997. Upon commencement of his employment, the Committee granted Mr. Orban an option to purchase 1,000,000 shares of Common Stock. In January 1997, the Company entered into an employment agreement with Mr. Orban which expires on August 31, 1998. Under the agreement, Mr. Orban receives, among other things, an annual base salary of $300,000 and a retention incentive bonus of $750,000 if Mr. Orban's employment with the Company has not terminated prior to August 31, 1998. The agreement provides for a lump-sum payment of $1,600,000 payable 30 days after the termination by the Company of his employment during the term of the agreement for any reason other than "cause" as defined in the agreement, or payable in the event of a sale of substantially all of the assets of the Company or a merger or business combination under certain circumstances if Mr. Orban continues his employment through the completion of such transaction. See "EXECUTIVE COMPENSATION--Employment Arrangements--Chief Executive Officer's Employment Agreement; Change of Control Arrangement."

  In approving Mr. Orban's employment and option arrangements, the Committee's goal was to offer fair and competitive compensation that would attract and retain Mr. Orban as the Chief Executive Officer and an equity incentive that puts a substantial portion of Mr. Orban's compensation "at risk" and will reward him for the successful performance of the Company. In addition, the Committee believes that Mr. Orban's participation in the Company's stock price appreciation through his stock option grant aligns his interests with those of the shareholders.

                                          COMPENSATION COMMITTEE
                                          Richard P. Cooley
                                          Samuel N. Stroum, Chairman

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.

  Each of Richard P. Cooley, Samuel N. Stroum, and Steven E. Lebow, served on the Compensation Committee of the Board during fiscal year 1998.

  On August 14, 1997, the Company merged with Surplus Software, Inc. dba Surplus Direct, an Oregon corporation that became a wholly owned subsidiary of the Company. Steven E. Lebow, a former director of the Company who served on the Board of Directors during part of fiscal year 1998, is a Managing Director of the Investment Banking Division of Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), an investment banking firm that assisted the Company with the merger transaction. In that connection, DLJ was paid fees and expenses in the aggregate amount of $546,860. This amount included out-of-pocket expenses, including reasonable fees and expenses of its counsel, a fee of $300,000 in respect of DLJ's opinion as to the fairness from a financial point of view of the consideration payable by the Company in the Merger (without regard to the conclusion reached in such opinion) and a stock performance-dependent transaction fee. In addition, the Company agreed to indemnify DLJ in the event of certain liabilities and expenses arising out of the Merger or the transactions in connection therewith, including liabilities under federal securities laws. The terms of the fee arrangement with DLJ, which DLJ and the Company believe are customary in transactions of this nature, were negotiated at arm's length between the Company and DLJ, and the Board was aware of such arrangements.

EMPLOYMENT ARRANGEMENTS

  Employment Agreements. In fiscal 1998, the Company terminated Senior Management Employment Agreements it had previously entered into with Brian W. Bender, Norman F. Hullinger, Tommy E. Collins, and James F. Kalasky, which agreements provided certain benefits if the employee's employment was terminated by the Company for any reason other than "cause" or by the executive for "good reason" (as both terms were defined in the agreements) following a "change of control" of the Company. In lieu thereof, the Company entered into new Executive Employment Agreements with its senior executive officers, Brian W. Bender, Tommy E. Collins, James F. Kalasky and Norman F. Hullinger.

  The four Executive Employment Agreements provide certain benefits if, during the three-year term of the agreement, the executive's employment is terminated by the Company for any reason other than "cause", or by the executive for "Good Reason" (as such terms are defined in the agreements). Such benefits include (i) payment of the amount equal to the executive's annual base salary in one lump sum within 10 days of the termination date; (ii) payment of the executive's base salary for up to an additional six months after the end of twelve months following the termination date for so long as the executive has not commenced alternative employment; (iii) continuation of life insurance, disability, medical and dental, and other similar employee benefits until the earlier of eighteen months after the termination date or the date that the executive commences alternative employment which provides comparable benefits; and (iv) acceleration of the executive's outstanding and unexercised stock options, on a pro rata basis determined based on the number of weeks the executive was employed by the Company during the stock option's entire vesting period, except in the case of a "change of control" of the Company (as such term is defined in the agreement) in which case all options vest immediately prior to such change of control. The Agreements also include non-solicitation and non-competition restrictions which apply for a period of eighteen months after the termination date, subject to limited exceptions.

  Chief Executive Officer's Employment Agreement; Change of Control Arrangement. In January 1997, the Company entered into an employment agreement with George P. Orban, setting forth the terms and conditions of his employment as Chairman of the Board and Chief Executive Officer (the "Agreement"). The Agreement provides for an annual base salary of $300,000 through August 31, 1998, the end of the Agreement's term, and a lump-sum payment of $1,600,000 (the "Severance Obligation") payable (i) 30 days after termination by the Company of his employment during the term of the Agreement for any reason other than "cause," as defined in the Agreement, or (ii) in the event of a sale of substantially all of the assets of the Company or a merger or business combination of the Company in which holders of voting stock of the Company before such a transaction own less than 50% of the voting stock of the combined or surviving company following such a transaction, if Mr. Orban continues his employment through the completion of such transaction. If Mr. Orban is employed by the Company as of August 31, 1998, he would receive a retention incentive bonus of $750,000 (the "Bonus Obligation"). Should Mr. Orban choose to continue with the Company as a consultant from September 1, 1998 through March 31, 1999, he would receive $550,000 on April 1, 1999 (the "Consulting Amount"). In addition, the Company will reimburse Mr. Orban in an amount up to $3,000 per year in 1997, 1998 and 1999 for the cost of life insurance premiums. The Agreement also provides that Mr. Orban may not compete with the Company for two years after termination of his employment or until August 31, 2000, whichever is later. The Company and Mr. Orban entered into a Pledge Agreement, dated February 25, 1998, pursuant to which the Company pledged cash assets in the amount of $1,600,000, and granted a security interest in such assets to Mr. Orban, to secure performance of payment of the Severance Obligation, Bonus Obligation and Consulting Amount under the Agreement.

  Option Plans. The Company's stock option plans provide that, upon the occurrence of certain transactions, including certain mergers and other business combinations involving the Company, outstanding options will fully vest, subject to termination upon consummation of such transaction. In the alternative, at the discretion of the

Company and the corporation(s) participating in such transactions, such options may be assumed by the acquiring or surviving corporation.

  Director Plan. The Company's Restated Nonemployee Director Stock Option Plan provides that upon the occurrence of certain transactions, including certain mergers and business combinations involving the Company, the vesting of outstanding options will be accelerated so that all options would be immediately exercisable. Any options not exercised would terminate upon consummation of such a transaction.


                    [THIS SPACE INTENTIONALLY LEFT BLANK.]

                         STOCK PRICE PERFORMANCE GRAPH

  The graph below shows a comparison of cumulative total shareholder returns of the Company for the last five fiscal years ("Cumulative Shareholder Returns") with (a) the cumulative total return of the University of Chicago's Center for Research in Security Prices ("CRSP") Index for Nasdaq Stock Market SIC Code 573--U.S., a retail trade line-of-business index of U.S. company equities that includes, among others, consumer electronics retailers (the "U.S. SIC 573 Index") and (b) the cumulative total return of the CRSP Index for the Nasdaq Stock Market--U.S., a broad market equity index including U.S. company equities ("Nasdaq U.S. Index").

  The comparison assumes $100 was invested in the Company's Common Stock and in each of the foregoing indices on April 2, 1993, and assumes reinvestment of dividends, if any. The Company has not paid dividends. Dates on the horizontal axis on the graph represent the last day of trading before the respective fiscal year end. The stock performance shown on the graph below is not necessarily indicative of future price performance.

                       [PERFORMANCE GRAPH APPEARS HERE]

                 COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURNS
                            PERFORMANCE REPORT FOR
                               EGGHEAD.COM, INC.

              COMPANY      MARKET      PEER
  DATE         INDEX       INDEX       INDEX
  ----        -------      ------      -----
04/02/93      100.000     100.000     100.000
04/30/93      101.563      98.700      95.835
05/28/93      107.813     104.592     100.507
06/30/93      101.563     105.074      92.749
07/30/93       89.063     105.199      94.334
08/31/93       90.625     110.636      98.438
09/30/93       87.500     113.931     108.726
10/29/93       92.188     116.491     110.091
11/30/93      107.813     113.019     107.311
12/31/93      112.500     116.170     101.624
01/31/94      118.750     119.696      95.977
02/28/94      118.750     118.579      91.489
03/31/94      107.813     111.286      81.768
04/29/94      106.250     109.842      76.172
05/31/94       98.438     110.110      71.921
06/30/94       90.625     106.082      66.613
07/29/94       82.813     108.258      67.377
08/31/94       85.938     115.160      69.878
09/30/94       89.063     114.865      73.044
10/31/94      106.250     117.123      72.791
11/30/94      128.125     113.237      75.334
12/30/94      146.875     113.554      70.541
01/31/95      134.375     114.192      69.530
02/28/95      131.250     120.230      65.252
03/31/95      106.250     123.796      61.892
04/28/95      118.750     127.694      59.653
05/31/95      128.125     130.988      61.943
06/30/95      167.188     141.604      70.677
07/31/95      164.063     152.013      72.020
08/31/95      150.000     155.095      71.531
09/29/95      101.563     158.662      64.990
10/31/95       85.938     157.752      56.334
11/30/95      100.000     161.456      51.943
12/29/95       80.469     160.595      42.652
01/31/96       76.563     161.387      41.084
02/29/96       72.656     167.529      39.907
03/29/96      133.594     168.085      44.872
04/30/96      121.875     182.030      49.169
05/31/96      148.438     190.388      55.579
06/28/96      139.063     181.806      53.192
07/31/96      115.625     165.617      41.962
08/30/96      103.125     174.896      40.448
09/30/96       75.000     188.274      34.991
10/31/96       64.063     186.194      31.735
11/29/96       77.344     197.704      32.408
12/31/96       65.625     197.526      28.756
01/31/97       67.188     211.566      29.332
02/28/97       64.063     199.864      32.350
03/27/97       57.813     191.145      29.797
04/30/97       57.813     192.656      27.289
05/30/97       58.594     214.488      31.655
06/30/97       49.219     221.056      31.261
07/31/97       79.688     244.391      35.236
08/29/97       81.250     244.019      37.549
09/30/97      112.500     258.457      38.899
10/31/97      120.313     245.068      34.803
11/28/97       90.625     246.297      35.914
12/31/97       81.250     242.362      33.997
01/30/98       98.438     249.969      38.413
02/27/98      120.313     273.438      40.097
03/27/98      128.906     281.510      42.768

The index level for all series was set to 100.0 on 04/02/93.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  During fiscal 1998, Steven E. Lebow, a former director of the Company, was a party to certain transactions with the Company. See "EXECUTIVE COMPENSATION-- Compensation Committee Interlocks and Insider Participation."

  Karen White, a nominee for election at the 1998 Annual Meeting as a Class I director, currently serves as a Senior Vice President for Oracle Corporation ("Oracle"). See "ELECTION OF DIRECTORS--Nominees for Election." In May 1998, the Company entered into a three-year Network Licensing Agreement with Oracle, pursuant to which the Company purchased certain hardware, software and related licenses and maintenance from Oracle which will permit the Company to use the Oracle data bases and applications in the Company's Internet business. The Company expects to make payments to Oracle of approximately $1,147,000 over the three year term of the Agreement. The contract was negotiated at arms-length prior to Ms. White's nomination by the Board's Nominating Committee for election at the 1998 Annual Meeting.

  Mr. Paul Allen is a shareholder and director of Microsoft Corporation and the President and sole shareholder of Vulcan Ventures, Inc., a principal shareholder of the Company. Eric P. Robison, director of the Company, is employed by Vulcan Ventures, Inc. In fiscal year 1998, aggregate software purchases by the Company directly from Microsoft were approximately $4,942,000 and were made on an arm's-length basis.

  During fiscal year 1998, Gregory J. Boudreau, a director and principal shareholder of the Company who is also employed by the Company, received a salary of $118,500, part of which was paid by Surplus Direct prior to August 14, 1997 when the acquisition of Surplus Direct by the Company (the "Merger") was consummated. In addition, after the Merger, Mr. Boudreau received a bonus from Surplus Direct of $361,667 relating to his work associated with the Merger, and $2,122 from Surplus Direct in matching payments to Surplus Direct's 401(k) savings plan.

  During fiscal year 1998, Jonathan W. Brodeur, a director of the Company and President of Surplus Direct, was employed by the Company and received a salary of $106,480, part of which was paid by Surplus Direct prior to the Merger date of August 14, 1997. After the Merger, Mr. Brodeur was also paid a bonus by Surplus Direct of $186,666 for his work associated with the Merger, and $2,257 by Surplus Direct in matching payments to its 401(k) savings plan.

  Terence M. Strom, former Chief Executive Officer of the Company, was a member of the Board until his resignation in January 1998. During fiscal year 1998, the Company paid Mr. Strom severance payments in the aggregate amount of $300,000 in accordance with the Release and Termination Agreement dated February 15, 1997 between Mr. Strom and the Company.

                             INDEPENDENT AUDITORS

  The Company has selected Arthur Andersen LLP to continue as its independent auditors for the fiscal year ending April 3, 1999. Representatives of Arthur Andersen LLP are expected to attend the 1998 Annual Meeting and to have the opportunity to make a statement if they so desire and to respond to appropriate questions.

                                OTHER BUSINESS

  As of the date of this proxy statement, management knows of no other business that will be presented for action at the 1998 Annual Meeting. If any other business requiring a vote of the shareholders should come before the meeting, the persons designated as your proxies will vote or refrain from voting in accordance with their best judgment.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Officers and directors of the Company and persons who own more than ten percent of the Company's stock are required to report to the Commission ownership and changes in ownership of the Company's stock. Regulations promulgated by the Commission require the Company to disclose to its shareholders those filings that were not made on a timely basis. Based solely on its review of copies of such reports received by it, or written representations received from reporting persons that no such forms were required for those persons, the Company believes that, during fiscal year 1998, its officers and directors complied with all applicable filing requirements.

                         SHAREHOLDER PROPOSALS FOR THE
                      1999 ANNUAL MEETING OF SHAREHOLDERS

  Shareholder proposals to be presented at the 1999 Annual Meeting of Shareholders must be received at the Company's executive offices by April 8, 1999, in order to be included in the Company's proxy statement and form of proxy relating to that meeting.

                    AVAILABILITY OF ADDITIONAL INFORMATION

  A copy of the Company's Annual Report on Form 10-K for the fiscal year ended March 28, 1998 is available to shareholders without charge upon written request to Brian W. Bender, Secretary of the Company, at 22705 East Mission Avenue, Liberty Lake, Washington 99019.

                            SOLICITATION OF PROXIES

  This solicitation is made on behalf of the Board of Directors of the Company. Proxies may be solicited by officers, directors, and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. In addition, Allen Nelson & Co. will assist the Company in the solicitation of proxies by the Company for a fee of approximately $5,500, plus reasonable expenses. Solicitations of proxies may be made personally, or by mail, telephone, telegraph, facsimile, or messenger. The Company will pay persons holding shares of Common Stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks, and other fiduciaries, for the expense of forwarding soliciting materials to their principals. The Company will pay all the costs of solicitation of proxies.

                                          By Order of the Board of Directors
                                          /s/ Brian W. Bender
                                          Brian W. Bender
                                          Secretary

Liberty Lake, Washington
July 30, 1998

PROXY

                               EGGHEAD.COM, INC.

                        ANNUAL MEETING OF SHAREHOLDERS

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF EGGHEAD.COM, INC. (THE "BOARD"). The undersigned hereby appoints Brian W. Bender and George
P. Orban and each of them as proxies, each with full power of substitution, to represent and vote for and on behalf of the undersigned, the number of shares of common stock of Egghead.com, Inc. that the undersigned would be entitled to vote if personally present at the 1998 Annual Meeting of Shareholders (the "1998 Annual Meeting") to be held on September 2, 1998, or at any adjournment thereof. The undesigned directs that this proxy be voted as follows.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THIS PROXY CARD. MANAGEMENT RECOMMENDS A VOTE FOR ALL NOMINEES DESIGNATED ON THIS PROXY CARD. IF NO SPECIFICATIONS ARE MADE, A VOTE FOR ALL OF SAID NOMINEES WILL BE ENTERED.

     The undersigned hereby revokes any proxy or proxies heretofore given for such shares and ratifies all that said proxies or their substitutes may lawfully do by virtue hereof.

                (Continued and to be signed on the other side)


                           . FOLD AND DETACH HERE .

                                                                 Please mark
                                                                 your votes    X
                                                                 as indicated

1. Election of Directors:

                   FOR all nominees               WITHHOLD
                (except as indicated to       AUTHORITY to vote
                  the contrary below)         for all nominees
                        [ ]                          [ ]

NOMINEES: C. SCOTT GIBSON, ROBERT T. WALL and KAREN WHITE

INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, PRINT
              THAT NOMINEE'S NAME IN THE FOLLOWING SPACE:

--------------------------------------------------------------------------------

2. In their discretion, the holders of this proxy are authorized to vote upon such other business as may properly come before the meeting.

                                       Please sign exactly as name appears on
                                       this proxy. If stock is held jointly,
                                       both persons should sign. Persons signing in a representative capacity should give their title.

                                       Date:                              , 1998
                                             -----------------------------

                                       -----------------------------------------
                                       Signature

                                       -----------------------------------------
                                       Signature if held jointly

                           . FOLD AND DETACH HERE .